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                            PEREGRINE SYSTEMS, INC.

                      DECLARATION OF REGISTRATION RIGHTS


    This Declaration of Registration Rights ("Declaration") is made as of September 19, 1997, by Peregrine Systems, Inc., a Delaware corporation ("Parent"), for the benefit of stockholders of United Software, Inc., a Delaware corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Reorganization dated effective as of August 29, 1997 (the "Reorganization Agreement"), among Parent, Company and French Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and pursuant to the related Agreement of Merger (the "Agreement of Merger") between the Company and Merger Sub and in consideration of such stockholders' approving the Reorganization Agreement and the transactions contemplated thereby.

    12.  DEFINITIONS.  As used in this Declaration:

         (a) "Effective Time" means the time of acceptance by the Delaware Secretary of State of the Agreement of Merger.

         (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (c) "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

         (d) "Holder" means: (i) a stockholder of the Company to whom shares of Common Stock of Parent are issued pursuant to the Reorganization Agreement and the Agreement of Merger, or (ii) the Escrow Agent (as defined in the Reorganization Agreement), or (iii) a transferee to whom registration rights granted under this Declaration are assigned pursuant to Section 9 of this Declaration.

         (e) "Registrable Securities" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them; PROVIDED, HOWEVER, that such shares of Parent Common Stock shall cease to be Registrable Securities at such time as (i) they have been registered for resale pursuant to a prospectus included in a Registration Statement on Form S-8/S-3 under the Securities Act or (ii) they are otherwise available for resale under Rule 144 of the Securities Act.

         (f)  "Securities Act" means the Securities Act of 1933, as amended.

         (g)  "SEC" means the United States Securities and Exchange Commission.

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    Terms not otherwise defined herein have the meanings given to them in the
Reorganization Agreement.

    13.  HOLDER REGISTRATION.

         (a) Parent shall use its best efforts to cause the Registrable Securities held by each Holder to be registered under the Securities Act so as to permit the sale thereof, and in connection therewith shall prepare and file with the SEC within forty-five (45) days following the Effective Time a registration statement in such form as is then available under the Securities Act covering that number of Registrable Securities as may be requested in writing by the Holders at the Effective Time and in accordance with
Section 4.4(b) of the Reorganization Agreement; PROVIDED, HOWEVER, that each Holder shall provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act, the Exchange Act, and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Declaration to register the Registrable Securities held by each such Holder. The offerings made pursuant to such registration shall not be underwritten.

         (b) Parent shall (i) prepare and file with the SEC the registration statement in accordance with Section 2 hereof with respect to the Registrable Securities and shall use its best efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the expiration of ninety (90) days after the day on which such registration statement has been declared effective; (ii) prepare and file with the SEC such amendments to such registration statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement;
(iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;


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    3.  UNDERWRITTEN SALE.

        (a) On or before the 45th day after the Effective Time, Parent may determine to provide for the firmly underwritten sale of Parent Common Stock for its own account and/or the account of other stockholders, and in connection with such determination, shall file on or before the 45th day after the Effective Date with the SEC a registration statement to register such Common Stock (an "Underwritten Sale"). In the event of such determination, Parent will promptly give to each Holder written notice thereof, and will include in the Underwritten Sale (and any related qualification under blue sky laws or other related compliance) all the Registrable Securities specified by the Holders in their notice to Parent in accordance with Section 4.4(b) of the Reorganization Agreement, subject, however, to the marketing limitation set forth in this
Section 3. An Underwritten Sale, including the form of underwriting agreement to be entered into by Parent, the underwriter(s) and any selling stockholders, shall be on customary terms. The underwriter(s) for an Underwritten Sale shall be selected by Parent in its sole discretion.

        (b)  The right of any Holder to registration pursuant to this Section
3 shall be conditioned upon such Holder's participation in the Underwritten Sale and the inclusion of Registrable Securities in the Underwritten Sale to the extent provided herein. All Holders shall (together with Parent and the other holders distributing their securities through the Underwritten Sale) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration to a minimum of 30% of the total shares to be included in the Underwritten Sale, allocated among the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be included by such Holders in accordance with
Section 4.4(b) of the Reorganization Agreement. To facilitate the allocation of shares in accordance with the above provision, Parent or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
If any Holder disapproves of the terms of the Underwritten Sale, he or she may elect to withdraw therefrom by written notice to Parent and the managing underwriter.

        (c) The completion by Parent of an Underwritten Sale in accordance with the provisions of this Section 3 shall be in lieu of the registration requirements under Section 2 above and shall relieve Parent of its obligation under Section 2, provided that the registration statement for the Underwritten Sale has been filed on or before the 45th day after the Effective Time and that such Underwritten Sale has been completed on or before the 75th day after the Effective Time. In addition, any withdrawal from or failure to participate in the Underwritten Sale by a Holder or Holders shall also relieve Parent of its obligations under Section 2. In the event of a determination by Parent to proceed with an Underwritten Sale and such Underwritten Sale for any reason shall not be completed on or before the 75th day after the Effective Time, the obligations of Parent to the Holders under Section 2 above shall be unaffected, with the exception that Parent shall have an additional ten days to complete the preparation and filing of the registration statement required thereby.


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    4.  REGISTRATION ON FORM S-3.

        (a) A Holder or Holders may request in writing that Parent file, at any time after April 9, 1998 but before July 31, 1998, a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $3,000,000 (or any lesser amount if the aggregate number of Registrable Securities to be included in such registration is not less than 200,000 shares). Parent shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. Parent will
(i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by Parent within fifteen (15) days after receipt of such written notice from Parent. The substantive provisions of Section 2(b) shall be applicable to the registration initiated under this Section 4(a), with the exception that Parent shall have no obligation to maintain the effectiveness of such registration beyond the first anniversary of the Effective Time.

        (b) Notwithstanding the foregoing, Parent shall not be obligated to take any action pursuant to this Section 4: (i) in any particular jurisdiction in which Parent would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if Parent shall furnish to the Holders a certificate signed by the President of Parent stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to Parent or its stockholders for registration statements to be filed in the near future, then Parent's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed forty-five (45) days from the receipt of the request to file such registration by a Holder or Holders; or (iii) in the event that Parent notifies the Holders that it has determined, in consultation with legal counsel, that restrictions on transfer are no longer applicable under United States securities laws and such Registrable Securities are then freely tradeable.

    5. SUSPENSION OF PROSPECTUS. Under any registration statement filed pursuant to Section 2 or Section 4 hereof, Parent may restrict disposition of Registrable Securities, and a Holder will not be able to dispose of such Registrable Securities, if Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that is not included in such registration statement. In the event of the delivery of the notice described above by Parent, Parent shall use its best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities shall not exceed thirty (30) days, and may not be exercised by Parent more


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than once for each registration under Section 2 and Section 4.  Any such delay shall result in a corresponding extension of the period of time that Parent is required to maintain the effectiveness of the registration statement under Section 2 and Section 4.

     6. EXPENSES. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants and a single counsel for all of the Holders, shall be paid: (i) in respect of a registration under Section 2, one-half by Parent and one-half by the Holders in the proportion of the Registrable Securities included in such registration; (ii) in respect of an Underwritten Sale under Section 3, by Parent; and (iii) in respect of a registration under
Section 4, by the Holders in the proportion of the Registrable Securities included in such registration. Underwriting discounts and commissions shall be paid by the Holders.

     7. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

         (a) Parent will indemnify each Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Declaration, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify


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Parent, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

         (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Declaration, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) The obligations of Parent and each Holder under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Declaration and otherwise.

         (e) Notwithstanding the foregoing, to the extent the provisions of this Section 7 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Holder in connection with the offer and sale of Registrable Securities


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pursuant to a registration effected pursuant to this Declaration, the terms of such agreement shall govern and shall supersede the provisions of this Declaration.

     8.  REPORTS UNDER EXCHANGE ACT.  Parent agrees to:

         (a) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

         (b) furnish to each Holder, forthwith upon request (i) a written statement by Parent that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) a copy of the most recent annual or quarterly report of Parent.

     9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Parent to register Registrable Securities pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) Parent is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Parent by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Securities Act; and (c) such assignment includes all of the Registrable Securities originally issued to the transferee, or such lesser amount if not less than 10,000 shares of Registrable Securities; PROVIDED, HOWEVER, that such 10,000 share limitation shall not apply to transfers by a Holder to shareholders, partners, retired partners of the Holder (including spouses and ancestors, lineal descendants, and siblings of such partners or spouses who acquire Registrable Securities by right, will, or intestate succession) if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Declaration..

     10. ESCROW SHARES. Shares of Parent Common Stock which are subject to the Escrow in accordance with Article VIII of the Reorganization Agreement are eligible for inclusion as registrable Securities hereunder, but only to the extent that (i) the Holder agrees to remit all proceeds resulting from the sale of such shares to the Escrow Agent as substitute collateral and (ii) the per share amount of such proceeds is not less than the Parent Price Per Share.

     11. AMENDMENT OF REGISTRATION RIGHTS. Holders of a majority of the Registrable Securities from time to time outstanding may, with the consent of Parent, amend the registration rights granted hereunder.


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     12. THIRD PARTY BENEFICIARIES.  It is intended that the stockholders of the Company shall be third party beneficiaries to this Declaration.


                             PEREGRINE SYSTEMS, INC.


                             By:  /s/ Alan H. Hunt
                                  -------------------------------------
                                  Alan H. Hunt
                                  President and Chief Executive Officer




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